Exhibit 99.1

ClearSign Announces Definitive Agreement with
Investment Group for $11.7 Million Equity
Investment

Proceeds intended for acceleration of commercial adoption for Duplex™ technologies

SEATTLE, July 17, 2018 /PRNewswire/ — ClearSign Combustion Corporation (Nasdaq: CLIR) ("ClearSign" or the "Company"), an emerging leader in industrial combustion technologies that improve energy and operational efficiencies, while dramatically reducing emissions, today announced it has entered into a definitive agreement with an investment group, clirSPV LLC (“clirSPV”), to raise gross proceeds of $11.7 million in a private placement of 5,213,543 common shares at a per-share price of $2.25.

The clirSPV is a single purpose vehicle formed and capitalized by a small group of experienced high net-worth and single-family office investors with the sole purpose to acquire a large equity position in ClearSign and benefit from the stock’s long-term appreciation potential.

“After months of rigorous due diligence, we are convinced that ClearSign is ideally positioned to command a meaningful share of the global NOx emissions-control market with its patented, independently-validated and best-in-class Duplex technology,” said Robert T. Hoffman Sr., Principal of clirSPV and Managing Partner at Princeton Opportunity Management, LLC. “We had the opportunity to speak with a number of combustion and environmental regulatory experts, who helped us verify the capabilities of Duplex and fully understand the competitive landscape. We believe the market has completely misunderstood the business model of ClearSign and its prospects. We believe that ClearSign should not be viewed or valued as an ‘industrial supplier’ with significant financial and human capital expenditures in its future, but rather as an ‘IP licensing’ company that will be able to grow both its top and bottom lines by partnering with combustion manufacturing and servicing companies throughout the globe.”

Steve Pirnat, Chairman and CEO of ClearSign said, “We are pleased to have been approached unsolicited by this group for consideration and strategic investment. We believe that the capital they’re providing will allow us to execute on the Company’s growth plan without the distraction of future capital raises. We look forward to focusing on our expanding pipeline of commercial opportunities with new and existing customers.”

ClearSign anticipates using the net proceeds from the offering to accelerate penetration of its technologies into target verticals in domestic and international markets, continue its product development efforts and for general and administrative purposes.

“We believe that ClearSign’s technologies and intellectual property are capable of touching billions of dollars in Total Addressable Market. Combined with the Company’s business model and our ability to buy a large number of shares at what we believe is an extremely attractive entry price, ClearSign represents one of the most compelling investment opportunities I have been involved with in my decades-long investing career,” said Hoffman.

The offering is expected to close on or about July 20, 2018, subject to the satisfaction of customary closing conditions. Following the offering, clirSPV will own approximately 19.9% of the Company’s common stock, the maximum allowable amount under Nasdaq Stock Market Rules, including Rule 5635(d), without requiring shareholder approval. Details of the offering will be included in a Current Report on Form 8-K filed with the Securities and Exchange Commission.

About ClearSign Combustion Corporation

ClearSign Combustion Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of combustion systems, including emissions and operational performance, energy efficiency and overall cost-effectiveness. Our patented Duplex™, Duplex Plug & Play™ and Electrodynamic Combustion Control™ platform technologies enhance the performance of combustion systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, and power industries. For more information, please visit www.clearsign.com.

About clirSPV LLC

Led by veteran investor Robert T. Hoffman Sr. the SPV counts as its members successful Private Equity and other career investors; the Chairmen of two Fortune 1000 companies and other High Net Worth individuals with a combined net worth in the billions of dollars.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are "forward-looking statements." You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions. While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, general business and economic conditions, the performance of management and our employees, our ability to obtain financing, competition, whether our technology will be accepted and other factors identified in our Annual Report on Form 10-K filed with the Securities & Exchange Commission and available at www.sec.gov and other factors that are to be detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For further information:

Investor Relations:

Dave Mossberg

Three Part Advisors, LLC for ClearSign

+1 817-310-0051

Media:

Sylvester Palacios, Jr.

Pierpont Communications for ClearSign

+1 512-448-4950